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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ----------------------

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 28, 1997
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                            TRIANGLE PHARMACEUTICALS, INC.
                            ------------------------------
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



        Delaware                    000-21589                  56-1930728
        --------                    ---------                  ----------
(State or other jurisdiction       (Commission                (IRS Employer
   of incorporation)               File Number)             Identification No.)


4 University Place, 4611 University Drive, Durham, North Carolina      27707
-----------------------------------------------------------------      -----
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (919) 493-5980
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ITEM  2. ACQUISITION OR DISPOSITION OF ASSETS.

         On August 28, 1997, Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle"), acquired Avid Corporation, a Pennsylvania corporation ("Avid"), through a merger (the "Merger") of Triangle's wholly-owned subsidiary, Project Z Corporation, a Delaware corporation ("Merger Sub"), with and into Avid. The Merger was consummated on the terms set forth in an Agreement and Plan of Reorganization dated June 30, 1997, by and among Triangle, Merger Sub and Avid (the "Merger Agreement"). As a result of the Merger, Avid is now a wholly-owned subsidiary of Triangle.

         Avid is a pharmaceutical company focused on the development of drug candidates to treat viral diseases. Its principal assets consist of worldwide license rights to a protease inhibitor for the treatment of HIV infection (DMP-450), early, preclinical stage compounds for the treatment of Hepatitis B virus ("HBV") infection, proprietary assays to screen drug candidates for the treatment of HBV and assay technology for the potential use in screening drug candidates for the treatment of Hepatitis C virus infection. Triangle intends to focus primarily on the development of Avid's compounds and to use Avid's equipment and other physical assets in the same manner such assets were used prior to the Merger, subject to Triangle's objective of achieving optimal synergies, integrating and streamlining overlapping functions and controlling expenditures, which will include the relocation of Avid's principal offices to North Carolina as soon as possible.

         Pursuant to the Merger Agreement, the following is the consideration (the "Merger Consideration") to be distributed to the stockholders of Avid:
400,000 shares of Triangle Common Stock, plus up to an additional 2,100,000 shares of Triangle Common Stock contingent upon the attainment of certain development milestones of Avid's compounds. Triangle also paid operating and other expenses of Avid totaling $1,250,000 and agreed to pay certain development expenses previously incurred by Avid that Triangle currently estimates will total approximately $1,250,000. Each outstanding option under the Avid stock option plans and each outstanding warrant to purchase Avid stock was assumed by Triangle and now represents the right upon exercise to receive that portion of the Merger Consideration that would have been received had such option or warrant been exercised immediately prior to the Merger. The Merger is being accounted for as a purchase, not a pooling of interests.

         All liabilities paid by Triangle in connection with the Merger were funded from Triangle's working capital. Triangle expects its development expenses and its operating losses to increase significantly as a result of the Merger.

         The officers of Avid held options to purchase a total of 857,900 shares of Avid common stock and affiliates of certain directors of Avid held warrants to purchase a total of 175,239 shares of Avid common stock, all of which were assumed in the Merger. In addition, the officers of Avid are entitled to receive up to $313,600 in severance benefits in connection with the Merger. Dr. Raymond Schinazi is a stockholder of Triangle and a member of its Scientific Advisory Board, and Dr. Schinazi has consulting arrangements with Avid for which he received Avid stock and other compensation.

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         The description of the Merger contained herein is qualified in its entirety by reference to the Merger Agreements and the Press Releases issued by Triangle dated July 1, 1997, and August 29, 1997, copies of which are filed herewith or incorporated herein by reference as Exhibits 2.1, 2.2, 2.3,
99.1 and 99.2, respectively.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

              (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Financial statements of the business acquired, prepared pursuant to Rule 3-05 of Regulation S-X, are unavailable as of the date of this filing. Such information will be filed on or before November 10, 1997.

              (b) PRO FORMA FINANCIAL INFORMATION. Pro Forma financial information required pursuant to Article 11 of Regulation S-X is unavailable as of the date of this filing. Such information will be filed on or before November 10, 1997.

              (c)  EXHIBITS:

              Exhibit
              Number           Description of Document
              -------          -----------------------

              *2.1 Agreement and Plan of Reorganization, dated June 30, 1997, by and among Triangle, Merger Sub and Avid.

               2.2 Certificate of Merger between Merger Sub and Avid, dated August 28, 1997.

               2.3 Agreement and Plan of Merger between Merger Sub and Avid, dated August 28, 1997.

              99.1      Press Release, dated July 1, 1997.

              99.2      Press Release, dated August 29, 1997.

__________________

* Incorporated by reference to the same numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14, 1997.

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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRIANGLE PHARMACEUTICALS, INC.



Dated:  September 11, 1997            By: /s/ JAMES A. KLEIN, JR.
                                          -----------------------
                                          James A. Klein, Jr.
                                          Chief Financial Officer and Treasurer


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                                  EXHIBIT INDEX

Exhibit
Number                         Description of Document
-------                        -----------------------
*2.1 Agreement and Plan of Reorganization, dated June 30, 1997, by and among Triangle Merger Sub and Avid.

 2.2     Certificate of Merger between Merger Sub and Avid, dated
         August 28, 1997.

 2.3 Agreement and Plan of Merger between Merger Sub and Avid, dated August 28, 1997.

99.1     Press Release, dated July 1, 1997.

99.2     Press Release, dated August 29, 1997.


__________________

* Incorporated by reference to the same numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14, 1997.

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